Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

Niv Zecler

Ofer Argov

Gidon Weinstock

David Osborne

Gil Oren

Ronit Amir

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Daniel Marcovici

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman

Eran Lempert

Ofir Levy
Daniel Green

Hanital Belinson

Yoheved Novogroder
Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Micki Shapira

Eran Zach

Ido Chitman

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Guy Sagiv

Micha Tollman

Shani Rapoport

Lior Gelbard

Keren Tal

Naftali Nir

Yael Hoefler

Sagi Schiff

Netanella Treistman

Daniel Damboritz

Yulia Lazbin

Joshua Lieberman

Eyal Aichel

Michal Sagmon

Hila Rot
Neta Goshen

Roy Masuri

Chen Lanir

Daphna Livneh

Tamar Gilboa
Adi Samuel

Shlomi Schneider

Alona Toledano
Elad Offek

Yuval Shamir

Dana Heller
Liat Pillersdorf

Avi Anouchi

Shay Fahima
Sivan Gilron Dotan

Tomer Bar-Nathan
Evan Schendler
Lihi Katzenelson
Inbar Hakimian-Nahari

Shahar Uziely

Edan Regev
Yehudit Biton

Gitit Ramot-Adler
Omri Schnaider

Shiran Sofer

Rinat Michael
Adi Attar

Daniella Milner
Amos Oseasohn

Guy Kortany

Goor Koren
Adi Daniel
Miriam Friedmann

Roni Osborne

Ortal Zanzuri

Reut Sasson
Roey Sasson

Shir Eshkol

Moshe Medved

Lior Sofer

Nir Rodnizky

Noa Slavin
Michael Horowitz

Guy Fatal
Shani Lorch

Ira Evental

Itamar Cohen
Shai Margalit

Ofir Schwartz
Meital Singer
Yonatan Whitefield

Moshe Lankry
Nir Kamhi

Shira Teger

Itamar Glazer

Rachel Lerman

Ravid Saar

Debbie Shalit

Sophie Blackston

Eti Elbaz

Igor Baraz
Elad Morgenstern
Ron Ashkenazi

Dafna Raz

Sara Haber
Carmel Nudler

Yael Nassi

Ilan Akouka

Yehonatan Cohen

David Shmulevitz

Tair Cherbakovsky

Amit Zomer Fedida

Ophir Dagan
Yael Meretyk Hanan

Nataly Damary
Shiran Glitman

Michael Rosenblit
Dani Weissberg

Lareine Khoury

Nohar Hadar

Shirley Youseri

Nitzan Kahana

Tali Har-Oz
Niv Blacher

Noa Bombigher
Tal Alon

Liad Kalderon

Natalie Korenfeld

Moshe Pasker

Mazi Ohayon

Nitzan Fisher-Conforti

Victoria Savu

Derora Tropp

Amos Shiffman

Hila Amiel
Chaim Cohen

Shine Shaham

Maytal Spivak

Avraham Schoen

Or Lev

Or Karabaki

Elan Loshinsky

Eyal Sharf

Ron Shaham

Yarden Hadar

Ariel Even

Noah Zivan

Daniel Gazit
Josh Hauser

Ron Jacoby
Eitan Cohen

Itai Guttel

Dor Brown

Artium Gorelik

Maor Alev

Tamar Drori

Vered Glaubach

Yair Taitelbaum

Gilad Lindenfeld

Gabi Priel

Regina Pevzner

Sophy Litvin

Roy Keidar Of Counsel

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv | June 28, 2019

Enlivex Therapeutics Ltd.

14 Einstein Street

Nes Ziona, Israel 7403618

Re:	Enlivex Therapeutics Ltd. Shelf Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special Israeli counsel for Enlivex Therapeutics Ltd., a company organized under the Laws of the State of Israel (the “Company”), in connection with certain Israeli law matters involved in the preparation of a Shelf Registration Statement on Form F-3 (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 682,631 ordinary shares, NIS 0.40 per share, of the Company (“Ordinary Shares”), of the Company to be offered and sold by certain shareholders of the Company (the “Securities”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Registration Statement;

(2)	the Company’s Articles of Association, as amended to the date hereof (the “Charter”); and

(3)	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, in each case subject to the assumptions, limitations and qualifications stated herein.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii)  all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the prospectus and pursuant to Rule 415 under the Securities Act; and (iii) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that, the Securities to be registered under the Registration Statement have been duly authorized, validly issued and fully paid, and are nonassessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Israel.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Yigal Arnon & Co.
Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724 31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233 www.arnon.co.il | info@arnon.co.il